UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event reported): December 29, 2017

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16225 Park Ten Place, Suite 280, Houston, Texas	77084
(Address of principal executive offices)	(Zip Code)

(713) 714-6100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 29, 2017, Gulf Island Fabrication, Inc. (the “Company”) and the subsidiary guarantors named therein entered into a First Amendment (the “First Amendment to Credit Agreement”) to that certain Credit Agreement with Whitney Bank, as lender, dated June 9, 2017. The First Amendment to Credit Agreement lowers the base tangible net worth requirement from $230,000,000 to $200,000,000 in the minimum tangible net worth covenant.

The foregoing summary is only a summary of certain provisions of the First Amendment to Credit Agreement and is qualified in its entirety by the full text of the First Amendment to Credit Agreement, which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ David S. Schorlemer
David S. Schorlemer
Executive Vice President, Chief Financial Officer
and Treasurer

Dated:	January 2, 2018